Exhibit 15.3

1 March 2013

The Board of Directors

Vale S.A.

2nd Floor, 13 Fredman Drive
Fredman Towers

SANDTON 2196

Dear Board of Directors

Re: Consent letter

I, Mark Bowater, hereby consent to:

(a)              Echelon Mining Services (“Echelon”) and Xstract Mining Consultants Pty Ltd (“Xstract”) being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended 31 December, 2012 (the “2012 20-F”) as having prepared certain coal reserve estimates, and

(b)              the incorporation by reference of the 2012 20-F into the Registration Statements on Form F-3 of Vale and Vale Overseas Limited (File Nos. 333-184553 and 333-184553-01).

Yours sincerely

/s/ Mark Bowater
Mark Bowater
Technical Director — Mining
Xstract Mining Consultants Pty Ltd

Telephone:	+61 7 3221 2366
Fax:	+61 7 3221 2235
Email:	mbowater@xstractgroup.com

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XstractGroup.com

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